Exhibit 10.1

733 CONCORD AVENUE

CAMBRIDGE, MASSACHUSETTS

(the “Building”)

SECOND AMENDMENT

(“Second Amendment”)

EXECUTION DATE:	August 8, 2022
LANDLORD:	CPI/King 733 Concord Owner, LLC, a Delaware limited liability company (as successor-in-interest to King 733 Concord LLC, a Delaware limited liability company)
TENANT:	Wave Life Sciences USA, Inc., a Delaware corporation
EXISTING PREMISES:

Approximately 44,019 rentable square feet of space, in the aggregate, consisting of: (i) approximately 30,893 rentable square feet of space in the Building (the “Original Premises”), and (ii) approximately 13,126 rentable square feet of space on the first (1st) floor of the Building (the “ROFO Premises”), both, as more particularly described in the Existing Lease (as defined below).

DATE OF EXISTING LEASE:	April 6, 2015
CURRENT EXPIRATION DATE OF ORIGINAL PREMISES: EXTENDED EXPIRATION DATE FOR ORIGINAL PREMISES: EXPIRATION DATE FOR ROFO PREMISES: PRIOR AMENDMENTS/SUPPLEMENTS TO LEASE:

March 31, 2023

March 31, 2028

September 30, 2026

Commencement Letter dated October 1, 2015
Letter Agreement dated September 28, 2016
First Amendment dated December 9, 2020 (“First Amendment”)
Term Commencement Letter dated September 30, 2021

WHEREAS, Tenant desires to extend the Term of the Lease with respect to the Original Premises for an additional period; and

WHEREAS, Landlord is willing to extend the Term of the Lease with respect to the Original Premises for an additional period, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the Existing Lease, as previously amended, is hereby further amended by this Second Amendment (the Existing Lease, as previously amended, and as further amended by this Second Amendment, shall hereafter be referred to as the “Lease”). Any capitalized terms used herein shall have the same definition as set forth in the Existing Lease, except to the extent otherwise set forth in this Second Amendment.

1.
Extension of Term of Lease With Respect to the Original Premises. The Term of the Lease with respect to the Original Premises is hereby extended for an additional period (“Original Premises Extension Term”) commencing as of April 1, 2023 (the “Original Premises Extension Date”) and expiring as of March 31, 2028 (the “Original Premises Extended Expiration Date”), the parties hereby acknowledging and agreeing that the Expiration Date with respect to the ROFO Premises is September 30, 2026. The Original Premises Extension Term shall be on all of the terms and conditions of the Lease immediately preceding the Original Premises Extension Term, except as expressly set forth in this Second Amendment.
2.
Condition of Original Premises. Tenant hereby accepts the Original Premises in their “as is”, “where is” condition on the Original Premises Extension Date, with all faults, and without representations or warranties from Landlord of any kind whatsoever. Except for Landlord’s Original Premises Contribution (as hereinafter defined) and Landlord’s continuing maintenance and repair obligations expressly set forth in the Lease, Tenant acknowledges and agrees that Landlord has no obligation to perform any work or to provide any other concession with respect to the Original Premises for the Original Premises Extension Term.
3.
Base Rent. From and after the Original Premises Extension Date and continuing through the Original Premises Extended Expiration Date, Tenant shall pay Base Rent with respect to the Original Premises as follows:

Period of Time	Annual Base Rent	Monthly Base Rent
4/1/2023-3/31/2024:	$3,151,086.00	$262,590.50
4/1/2024-3/31/2025:	$3,245,618.58	$270,468.20
4/1/2025-3/31/2026:	$3,342,987.14	$278,582.25
4/1/2026-3/31/2027:	$3,443,276.75	$286,939.72
4/1/2027-3/31/2028:	$3,546,575.05	$295,547.91

4.
Additional Rent. During the Original Premises Extension Term, Tenant shall continue to pay to Landlord with respect to the Original Premises (i) Tenant’s Share of Operating Costs in accordance with the provisions of Section 5.2(c) of the Lease, (ii) Tenant’s Share of Taxes in accordance with the provisions of Section 5.3(c) of the Lease and (iii) the cost of all utility services consumed in the Original Premises (including, without limitation, electricity, gas and water) in accordance with the provisions of Section 9 of the Lease.
5.
Landlord’s Original Premises Contribution.
A.
Amount. Landlord shall provide to Tenant a tenant improvement allowance with respect to the Original Premises equal to up to Nine Hundred Twenty-Six Thousand Seven Hundred Ninety and 00/100 Dollars ($926,790.00) (“Landlord’s Original Premises Contribution”) to be used by Tenant solely for costs incurred by Tenant for work (“Tenant’s Work”) to be performed by Tenant in the Original Premises and/or the ROFO Premises. For the purposes hereof, Landlord’s Original Premises Contribution shall not include: (i) the cost of any of Tenant’s Property (as defined in Section 14.1(b) of the Lease), including without limitation telecommunications and computer equipment and all associated wiring and cabling and trade fixtures, (ii) the cost of any fixtures or Alterations (as defined in Section 11 of the Lease) that will be removed at the end of the Term, (iii) any fees paid to Tenant, any Affiliated Entity or Successor (as both terms are defined in Section 13.7 of the Lease), and (iv) any so-called “soft costs.” Tenant’s Work shall be performed in accordance with the provisions of the Lease (including, without limitation, Section 11 thereof).

B.
Requisitions. Landlord shall pay Landlord’s Proportion (hereinafter defined) of the cost shown on each requisition (hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord until the entirety of Landlord’s Original Premises Contribution has been exhausted. “Landlord’s Proportion” shall be a fraction, the numerator of which is Landlord’s Original Premises Contribution and the denominator of which is the total contract price for Tenant’s Work for the Original Premises (as evidenced by reasonably detailed documentation delivered to Landlord with the requisition first submitted by Tenant). A “requisition” shall mean AIA Documents G-702 and G-703 duly executed and certified by Tenant’s architect and general contractor (accompanied by, without limitation, invoices from Tenant’s contractors, vendors, service providers and consultants (collectively, “Contractors”) and partial lien waivers and subordinations of lien, as specified in M.G.L. Chapter 254, Section 32 (“Lien Waivers”) with respect to the prior month’s requisition, and such other documentation as Landlord or any Mortgagee may reasonably request) showing in reasonable detail the costs of the item in question or of the improvements installed to date in the Original Premises, accompanied by certifications executed by an officer of Tenant that the amount of the requisition in question does not exceed the cost of the items, services and work covered by such requisition. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each requisition in order to verify the amount thereof. Tenant shall submit requisition(s) no more often than monthly. Landlord shall have no obligation to pay any portion of Landlord’s Original Premises Contribution with respect to any requisition submitted after April 1, 2025. Tenant shall not be entitled to any unused portion of Landlord’s Original Premises Contribution. Landlord’s obligation to pay any portion of Landlord’s Original Premises Contribution shall be conditioned upon there existing no default by Tenant in its obligations under the Lease which is continuing beyond any applicable notice and cure period at the time that Landlord would otherwise be required to make such payment. Landlord’s obligation to pay the final ten percent (10%) of Landlord’s Original Premises Contribution shall be subject to simultaneous delivery of all Lien Waivers relating to items, services and work performed in connection with Tenant’s Work.
6.
Notice Addresses. For all purposes of the Lease, the suite number for notice addresses for Landlord as set forth in Section 24 of the Lease, as amended by Section 3 of the First Amendment, has been changed to Suite 2400.
7.
Letter of Credit. The parties hereby acknowledge that Landlord is currently holding a Letter of Credit in the amount of $1,000,000.00 as the Security Amount pursuant to Section 7 of the Lease. The parties hereby further acknowledge that Landlord shall continue to hold said Letter of Credit during the Extension Term pursuant to and in accordance with said Section 7 of the Lease, except that the provisions of Section 7.6 of the Lease shall have no further applicability with respect to the Security Amount.
8.
Miscellaneous.
A.
Notice of Lease. In accordance with Section 25.16 of the Existing Lease, at Tenant’s option, each of the parties shall join in the execution, in recordable form and substantially similar to the form attached as Exhibit 10 to the Existing Lease, of a statutory notice of lease and/or written declaration, or an amendment to any existing notice and/or declaration, reflecting Tenant’s extension of the Term of the Lease, which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate.
B.
Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Second Amendment, other than Colliers International (the “Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall pay a brokerage commission to the Broker pursuant to a separate agreement between Landlord and the Broker.
C.
Deleted/Inapplicable Lease Provisions. Section 1.2 of the Lease (Extension Term) is hereby deleted in its entirety and is of no further force or effect. Section 3 and Exhibit 3 of the Lease shall have no applicability with respect to this Second Amendment.

D.
Ratification. In all other respects, except as expressly modified herein, the Lease is hereby ratified and confirmed. The submission of drafts of this document for examination and negotiation does not constitute an offer, or a reservation of or option for any of the terms and conditions set forth in this Second Amendment, and this Second Amendment shall not be binding upon Landlord or Tenant unless and until Landlord shall have executed and delivered a fully executed copy of this Second Amendment to Tenant.
E.
Conflict. In the event that any of the provisions of the Existing Lease are inconsistent with this Second Amendment or the state of facts contemplated hereby, the provisions of this Second Amendment shall control.
F.
Counterparts. This Second Amendment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, which counterparts taken together shall constitute one and the same instrument. This Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, in addition to electronically produced signatures, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signature Page Follows]

EXECUTED as of the date first above written.

LANDLORD:

CPI/KING 733 CONCORD OWNER, LLC,

a Delaware limited liability company

By: /s/ Thomas Ragno__________________

Name: Thomas Ragno________________

Title: Authorized Signatory__________

TENANT:

WAVE LIFE SCIENCES USA, INC.
a Delaware corporation

By: /s/ Kyle Moran_____________________

Name: Kyle Moran___________________

Title: Chief Financial Officer___________